
<ARTICLE>                                   5
<LEGEND>
This schedule contains summary financial information extracted from Berkshire
Realty Company's Financial Statements for the year ended March 31, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CURRENCY>          U.S. DOLLARS

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                           MAR-31-1998
<PERIOD-START>                              JAN-01-1998
<PERIOD-END>                                MAR-31-1998
<EXCHANGE-RATE>                                        1
<CASH>                                       11,296,651
<SECURITIES>                                 16,801,272<F1>
<RECEIVABLES>                                14,223,897<F2>
<ALLOWANCES>                                          0
<INVENTORY>                                           0
<CURRENT-ASSETS>                             35,508,351<F3>
<PP&E>                                      846,765,691<F4>
<DEPRECIATION>                                        0
<TOTAL-ASSETS>                              924,595,862
<CURRENT-LIABILITIES>                        19,071,273
<BONDS>                                     456,384,076<F5>
<PREFERRED-MANDATORY>                        89,309,987<F6>
<PREFERRED>                                           0
<COMMON>                                    363,937,351<F7>
<OTHER-SE>                                  (4,106,825)<F8>
<TOTAL-LIABILITY-AND-EQUITY>                924,595,862
<SALES>                                               0
<TOTAL-REVENUES>                             41,014,898<F9>
<CGS>                                                 0
<TOTAL-COSTS>                                         0
<OTHER-EXPENSES>                             34,667,513<F10>
<LOSS-PROVISION>                                      0
<INTEREST-EXPENSE>                            8,011,390
<INCOME-PRETAX>                                       0
<INCOME-TAX>                                          0
<INCOME-CONTINUING>                         (1,664,005)
<DISCONTINUED>                              (1,068,788)<F11>
<EXTRAORDINARY>                                  51,948<F12>
<CHANGES>                                       512,732<F13>
<NET-INCOME>                                  (628,550)
<EPS-PRIMARY>                                     (.06)
<EPS-DILUTED>                                     (.06)

<F1>   Includes MBS securities, Mortgage loans and Notes receivable..
<F2>   Includes escrows held.
<F3>   Includes Investment in Joint Venture of 252,206; Intangible Asset
       and Workforce acquired of 19,223,175 and other assets of 16,032,970.
<F4>   Includes properties held less depreciation.
<F5>   Includes Credit Agreements, Mortgages payable and Construction loan.
<F6>   Includes Minority Interest.
<F7>   Includes Preferred Stock, Common Stock, Additional Paid-In Capital and
       Retained deficit.
<F8>   Includes Loan receivable to Officer and Treasury Stock.
<F9>   Includes all revenue of the Company.
<F10>  Includes all expenses of the Company.
<F11>  Includes Minority Interest income less Income allocated to preferred shareholders.
<F12>  Includes income on Joint Venture.
<F13>  Includes Gain on Sale of properties.

